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EXHIBIT 21.1 - SUBSIDIARIES OF THE REGISTRANT


NAME                                                                         STATE OF INCORPORATION
----                                                                         ----------------------

PVHS, Inc.                                                                         Delaware

ProVantage Prescription Management Services L.L.C.                                 Wisconsin

Bravell, Inc.                                                                      Wisconsin

ProVantage Mail Services, Inc.                                                     Minnesota

ProVantage Vision Management Services, Inc.                                        Minnesota

PharMark Corporation                                                               Delaware

ProVMed, LLC                                                                       Wisconsin